UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2022

M-TRON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01. Entry into a Material Definitive Agreement

Completion of Separation of MtronPTI from LGL

On October 7, 2022 (the “Distribution Date”), at 12:01 a.m. Eastern Time, the previously-announced separation (the “Separation”) of M-tron Industries, Inc. (“MtronPTI”) from The LGL Group, Inc. (“LGL”) was completed. The separation of MtronPTI was achieved through LGL’s distribution (the “Distribution”) of 100% of the shares of MtronPTI common stock to holders of LGL common stock as of the close of business on the record date of September 30, 2022 (the “Record Date”). LGL stockholders of record received one-half share of MtronPTI common stock for every share of LGL common stock. Following the Distribution, MtronPTI became an independent, publicly-traded company with its common stock listed under the symbol “MPTI” on the NYSE American, and LGL retains no ownership interest in MtronPTI.

In connection with the Separation, MtronPTI entered into several agreements with LGL that, among other things, effect the Separation and provide a framework for its relationship with LGL after the Separation, including (i) an Amended and Restated Separation and Distribution Agreement, which provides for, among other things, the mechanics for effecting the Distribution as well as certain ongoing responsibilities of Mtron and LGL subsequent to the Distribution, (ii) an Amended and Restated Transitional Administrative and Management Services Agreement with Mtron, which, among other things, specifies that LGL will provide Mtron, and Mtron will provide LGL, with certain administrative and management services for up to a twelve-month period after the Distribution, and (iii) an Amended and Restated Tax Indemnity and Sharing Agreement, which, among other things, contains certain agreements and covenants related to tax matters involving LGL and Mtron and covers time periods before and after the Distribution.

The foregoing description of the Amended and Restated Separation and Distribution Agreement, Amended and Restated Transitional Administrative and Management Services Agreement, and Amended and Restated Tax Indemnity and Sharing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, filed as Exhibits 2.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  For a further description of the agreements, please refer to the Information Statement included as Exhibit 99.1 to Mtron’s Registration Statement on Form 10, as amended on August 19, 2022 (the “Information Statement”), which for ease of reference is included as an exhibit to this Current Report as Exhibit 99.2.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Distribution Date, LGL completed the previously-announced separation of MtronPTI. Effective as of 12:01 a.m. Eastern Time on the Distribution Date, the common stock of MtronPTI was distributed, on a pro rata basis, to LGL stockholders of record as of the close of business on the Record Date. On the Distribution Date, each of the stockholders of LGL received one-half share of MtronPTI common stock for every share of LGL common stock held by such stockholder on the Record Date. Fractional shares of MtronPTI common stock were not delivered in the Distribution. Any fractional share of MtronPTI common stock otherwise issuable to an LGL stockholder was sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The Separation was completed pursuant to the Amended Separation and Distribution Agreement. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K and the Amended Separation and Distribution Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K are incorporated by reference in this Item 2.01.

Item 5.01. Changes in Control of Registrant.

MtronPTI was a wholly-owned subsidiary of LGL immediately prior to the Distribution. On October 7, 2022, LGL completed the Distribution of 100% of the outstanding capital stock of MtronPTI to holders of LGL common stock on the Record Date. LGL holders of record received one-half share of MtronPTI common stock for every share of LGL common stock. Following the completion of the Distribution, MtronPTI became an independent, publicly-traded company, and LGL retains no ownership interest in MtronPTI. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

Effective as of 12:01 a.m. Eastern Time on October 7, 2022, Marc J. Gabelli, Michael J. Ferrantino, Hendi Susanto, John S. Mega, Bel Lazar, Robert V. “Rob” LaPenta Jr., and David M. Goldman were appointed as directors of MtronPTI. Marc J. Gabelli was appointed Chairman of the Board effective as of 12:01 a.m. Eastern Time on October 7, 2022.

The Information Statement under the section entitled “Management” contains the biographical information about the newly appointed directors. Such information is incorporated by reference in this Item 5.02. There are no arrangements or understandings between any of the directors named above and any other person pursuant to which such director was appointed to the Board. There are no other relationships between the directors named above and MtronPTI that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with their joining the Board, certain directors of MtronPTI were appointed to the Audit, Compensation, and Nominating / Corporate Governance Committees of the Board (the “Committees”) effective as of 12:01 a.m. Eastern Time on October 7, 2022. The current composition of the Committees is as follows:

•	the Audit Committee consists of Robert V. “Rob” LaPenta Jr., John S. Mega, and Bel Lazar with Mr. LaPenta serving as the Chairman of the Audit Committee;
•	the Compensation Committee consists of Bel Lazar, John S. Mega, and Robert V. “Rob” LaPenta Jr., with Mr Lazar serving as Chairman of the Compensation Committee; and
•

the Nominating / Corporate Governance Committee consists of John S. Mega, Bel Lazar and Robert V. “Rob” LaPenta Jr., with Mr. Mega serving as Chairman of the Nominating / Corporate Governance Committee.

In addition, effective as of 12:01 a.m. Eastern Time on October 7, 2022, Michael Ferrantino was appointed to serve as the Chief Executive Officer of MtronPTI, William A. Drafts was appointed to serve as the President of MtronPTI, James W. Tivy was appointed to serve as the Chief Financial Officer of MtronPTI, and Linda M. Biles was appointed to be the V.P., Controller and Secretary of MtronPTI following the Distribution.

The Information Statement under the sections entitled “Management” and “Executive Compensation” contains the biographical information about and compensation information for the newly appointed officers, respectively. Such information is incorporated by reference in this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Separation, on August 3, 2022, MtronPTI’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated by reference in this Item 5.03.

The descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws incorporated herein are summaries of their material terms and are not complete and are subject to, and qualified in their entirety by, the complete text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, each of which is incorporated by reference in this Item 5.03.

Item 8.01.Other Events.

On October 7, 2022, M-Tron Industries, Inc. issued a press release (the "Press Release") announcing that it has completed its previously announced separation from The LGL Group, Inc. (“LGL”) and is now an independent, publicly traded company. MtronPTI shares will begin trading today on the New York Stock Exchange under the ticker symbol “MPTI.”.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to effecting the distribution of shares in connection with the Spin-Off, the Board of MtronPTI authorized the cancellation of the intercompany balance of $4,439,161.26 due MtonPTI (reducing stockholders’ equity by such amount) and declared a $5,973.11 dividend payable to LGL which will reduce Mtron’s cash balances to exactly $1 million at the close of business on October 6, 2022, as previously disclosed within the Information Statement.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
2.1

Amended and Restated Separation and Distribution Agreement, by and between The LGL Group, Inc. and M-tron Industries, Inc. (Incorporated by reference to the Company’s Form 10 filed on August 19, 2022).

3.1	Amended and Restated Certificate of Incorporation of M-tron Industries, Inc. (Incorporated by reference to the Company’s Form 10 filed on August 3, 2022).
3.2	Amended and Restated Bylaws of M-tron Industries, Inc. (Incorporated by reference to the Company’s Form 10 filed on August 3, 2022).
10.1

Amended and Restated Transitional Administrative and Management Services Agreement, by and between The LGL Group, Inc. and M-tron Industries, Inc. (Incorporated by reference to the Company’s Form 10 filed on August 19, 2022).

10.2	Amended and Restated Tax Indemnity and Sharing Agreement, by and between The LGL Group, Inc. and M-tron Industries, Inc. (Incorporated by reference to the Company’s Form 10 filed on August 19, 2022).
99.1	Press Release dated October 7, 2022. *
99.2	Information Statement of M-tron Industries, Inc. (Incorporated by reference to the Company’s Form 10 filed on August 19, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2022	M-TRON INDUSTRIES, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer